Exhibit 99.1
FOR IMMEDIATE RELEASE
CONTACT:
Peter J. Prygelski, CFO, 21st Century Holding Company
(954) 308-1252 or (954) 581-9993

21st CENTURY HOLDING COMPANY REPORTS
RECORD 4th QUARTER AND FULL YEAR EARNINGS

Lauderdale Lakes, Florida, February 19, 2008 - 21st Century Holding Company (Nasdaq: TCHC), today reported results for the quarter and year ended December 31, 2007 (see included tables).

For the three months ended December 31, 2007, the Company reported net income of $8,089,761, or $1.02 per share on 7,913,249 average shares outstanding, as compared to a net loss of $4,050,889, or $0.52 per share on 7,846,037 average shares outstanding in the same three-month period last year.

For the twelve months ended December 31, 2007, the Company reported net income of $21,279,797, or $2.69 per share on 7,922,542 average undiluted shares outstanding, as compared to net income of $13,896,267, or $1.84 per share on 7,537,550 average undiluted shares outstanding in the same twelve-month period last year. On a diluted share basis, the Company reported earnings of $2.65 per share, based on 8,030,205 average diluted shares outstanding, as compared to $1.72 per share, based on 8,085,722 average diluted shares outstanding for the twelve months ended December 31, 2006.

Net premiums earned increased $7.8 million or 45.4% to $24.9 million for the three months ended December 31, 2007 as compared to $17.1 million for the same three month period last year. Net premiums earned increased $9.9 million or 11.1% to $99.2 million for the twelve months ended December 31, 2007 as compared to $89.3 million for the same twelve month period last year.

Total revenues increased $7.8 million or 35.9% to $29.5 million for the three months ended December 31, 2007, as compared to $21.7 million for the same three-month period last year. Total revenues increased $15.2 million or 14.6% to $119.1 million for the twelve months ended December 31, 2007, as compared to $103.9 million for the same twelve month period last year.

Edward J. (Ted) Lawson, Chairman and CEO, said, “Our record results in 2007, which included a 35% increase in net income and a 46% increase in earnings per share, reflect the adaptability of our business model. This marks the Company’s third consecutive year of profitable growth. In addition, we end 2007 debt free and look forward to continued success in the future.”

The Company will hold an investor conference call at 4:30 PM (ET) today, February 19, 2008. Mr. Peter J. Prygelski, III, CFO, and Mr. Michael Braun, COO, will discuss the financial results and review the outlook for the Company. Messrs. Prygelski and Braun invite interested parties to participate in the conference call. Listeners can access the conference call by dialing toll free 888-460-6235, conference ID 34305759. Please call at least five minutes in advance to ensure that you are connected prior to the presentation. A replay of the conference call will be available for 7 days at 800-642-1687.

About the Company
The Company, through its subsidiaries, underwrites commercial general liability insurance, homeowners’ property and casualty insurance, flood insurance and personal automobile insurance in the State of Florida. The Company underwrites general liability coverage as an admitted carrier in the States of Louisiana, Texas and Alabama for more than 300 classes of business, including special events. The Company is approved to operate as a surplus lines/non-admitted carrier in the States of Georgia, Kentucky, Virginia, South Carolina, Missouri, Arkansas, Nevada, Maryland and California offering the same general liability products. The Company is licensed and has the facilities to market and underwrite other insurance carriers’ lines of business, as well as to process and adjust claims for third party insurance carriers. In addition to insurance services, the Company offers premium finance services to its insureds as well as insureds of certain third party insurance companies.

Safe harbor statements under the Private Securities Litigation Reform Act of 1995: Statements in this press release that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” or “continue” or the other negative variations thereof or comparable terminology are intended to identify forward-looking statements. The risks and uncertainties include, without limitation, uncertainties related to estimates, assumptions and projections generally; inflation and other changes in economic conditions (including changes in interest rates and financial markets); pricing competition and other initiatives by competitors; ability to obtain regulatory approval for applications to underwrite in an additional jurisdiction or for requested rate changes, and the timing thereof; legislative and regulatory developments; the outcome of litigation pending against the Company and any settlement thereof; risks related to the nature of the Company’s business; dependence on investment income and the composition of the Company’s investment portfolio; the adequacy of the Company’s liability for loss and loss adjustment expense; insurance agents; claims experience; limited experience in the insurance industry; ratings by industry services; catastrophe losses; reliance on key personnel; weather conditions (including the severity and frequency of storms, hurricanes, tornadoes and hail); changes in driving patterns and loss trends; acts of war and terrorist activities; court decisions and trends in litigation, and health care and auto repair costs; and other matters described from time to time by the Company in releases and publications, and in periodic reports and other documents filed with the United States Securities and Exchange Commission. In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for a major contingency. Reported results may therefore appear to be volatile in certain accounting periods.
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21st CENTURY HOLDING COMPANY
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended Dec 31,		Twelve Months Ended Dec 31,
Revenue:	2007	2006	2007	2006
Gross premiums written	$23,875,468	$41,633,645	$133,591,334	$152,664,893
Gross premiums ceded	1,994,459	(6,769,878)	(44,550,721)	(67,519,911)

Net premiums written	25,869,927	34,863,767	89,040,613	85,144,982

(Decrease) Increase in prepaid reinsurance premiums	(12,755,101)	(12,602,067)	(11,251,117)	20,193,320
Decrease (Increase) in unearned premiums	11,741,312	(5,168,931)	21,434,625	(15,990,048)
Net change in prepaid reinsurance premiums and unearned premiums	(1,013,789)	(17,770,998)	10,183,508	4,203,272

Net premiums earned	24,856,138	17,092,769	99,224,121	89,348,254
Commission income	291,866	54,987	7,213,752	673,258
Finance revenue	81,925	218,738	544,893	1,686,062
Managing general agent fees	434,329	641,710	2,034,503	2,624,817
Net investment income	1,949,147	1,551,798	7,977,801	5,932,683
Net realized investment gains	1,330,451	320,238	(158,776)	1,062,862
Other income	539,101	1,807,082	2,295,836	2,586,616

Total revenue	29,482,957	21,687,322	119,132,130	103,914,552

Expenses:
Loss and loss adjustment expenses	9,008,716	17,216,951	47,618,922	44,399,908
Operating and underwriting expenses	1,734,648	4,767,588	12,683,627	13,160,073
Salaries and wages	1,666,624	1,701,472	6,731,533	7,010,937
Interest expense	(260)	110,341	172,817	655,796
Policy acquisition costs, net of amortization	4,524,145	4,351,401	19,419,915	17,395,177

Total expenses	16,933,873	28,147,753	86,626,814	82,621,891

Income before provision for income tax expense	12,549,084	(6,460,431)	32,505,316	21,292,661
Provision for income tax expense	4,459,323	(2,409,542)	11,225,519	7,396,394
Net income	$8,089,761	$(4,050,889)	$21,279,797	$13,896,267
Basic net income per share	$1.02	$(0.52)	$2.69	$1.84
Fully diluted net income per share	$1.01	$(0.52)	$2.65	$1.72

Weighted average number of common shares outstanding	7,913,249	7,846,037	7,922,542	7,537,550

Weighted average number of common shares outstanding (assuming dilution)	7,988,203	7,846,037	8,030,205	8,085,722

Dividends paid per share	$0.18	$0.12	$0.72	$0.48

21st CENTURY HOLDING COMPANY
Other Selected Data
(Unaudited)

Balance Sheet
	Period Ending
	12/31/07	12/31/06
Total Cash & Investments	$158,748,019	$142,750,333
Total Assets	$219,360,763	$207,897,195
Unpaid Loss and Loss Adjustment Expense	$59,684,790	$39,615,478
Total Liabilities	$137,138,585	$141,703,777
Total Shareholders’ Equity	$82,222,178	$66,193,418
Common Stock Outstanding	7,871,234	7,896,919
Book Value Per Share	$10.45	$8.38

Premium Breakout

	3 Months Ending		12 Months Ending
Line of Business	12/31/07	12/31/06	12/31/07	12/31/06
	(Dollars in thousands)
Homeowners’	$17,031	$33,523	$99,502	$114,388
General Liability	6,620	7,463	32,222	32,213
Automobile	225	648	1,867	6,064

Gross Written Premiums	$23,875	$41,634	$133,591	$152,665

Commercial General Liability
Written Premium by State

	3 Months Ending		12 Months Ending
State	12/31/07	12/31/06	12/31/07	12/31/06
	(Dollars in thousands)
Alabama	$26	$--	$26	$--
California	23	--	23	--
Florida	4,124	4,796	21,192	22,965
Georgia	223	575	1,023	1,805
Kentucky	3	9	8	9
Louisiana	1,548	1,509	5,595	5,743
South Carolina	48	77	182	77
Texas	611	487	4,127	1,604
Virginia	14	10	46	10

Gross Written Premiums	$6,620	$7,463	$32,222	$32,213

Loss Ratios
	3 Months Ending		12 Months Ending
Line of Business	12/31/07	12/31/06	12/31/07	12/31/06
Homeowners’	21.6%	103.9%	37.4%	46.7%
General Liability	69.3%	92.9%	58.9%	38.2%
Automobile	(3.2%)	117.7%	140.0%	84.4%
All Lines	36.2%	100.7%	48.0%	49.7%